Exhibit 99.9

PROXY

LUMERA CORPORATION

Annual Meeting, [            ], 2008

PROXY SOLICITED BY BOARD OF DIRECTORS

The 2008 Annual Meeting of Stockholders of Lumera Corporation

will be held on [            ], 2008 at 11:00 a.m., Pacific Time, at

the Country Inn and Suites, 19333 North Creek Parkway, Bothell, Washington

The undersigned hereby appoints Peter Biere and Helene Jaillet, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the 2008 Annual Meeting of stockholders of Lumera Corporation (the “Company”) to be held on [______], 2008, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated on the reverse side on the matters on the reversed side, as described in the accompanying notice of the 2008 Annual Meeting and proxy statement, receipt of which is acknowledged. All proxies previously given by the undersigned in respect of the 2008 Annual Meeting are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LUMERA CORPORATION

[            ], 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER ACCOUNT NUMBER	________________________________ ________________________________ ________________________________

- OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

À    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    À

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Adoption of the Agreement and Plan of Merger, dated on or about March 27, 2008, by and among the Company, GigOptix LLC, GigOptix, Inc., Galileo Merger Sub G, LLC and Galileo Merger Sub L, Inc., pursuant to which the Company and GigOptix LLC will each merge with and into wholly-owned subsidiaries of GigOptix, Inc., a newly formed subsidiary of the Company (the “Merger”). Approval of Proposal 3 is a condition of approval of the Merger.

☐ FOR

☐ AGAINST

☐ ABSTAIN

2. The election of 6 directors to serve until the earlier or the next annual meeting or the completion of the Merger.

NOMINEES:
☐ FOR ALL NOMINEES	☐ C. James Judson ☐ Fraser Black ☐ Donald Guthrie ☐ Kimberly D.C. Trapp ☐ Robert A. Ratliffe ☐ Joseph J. Vallner
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■

3. Approval of the Amended and Restated Certificate of Incorporation of GigOptix, Inc.

☐ FOR

☐ AGAINST

☐ ABSTAIN

4. Approval of the GigOptix, Inc. 2008 Equity Incentive Plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

5. Approval of proposal to approve one or more adjournments of the annual meeting, including adjournments to permit further solicitation of proxies in favor or the other proposals.

☐ FOR

☐ AGAINST

☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.